UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2002

JB Oxford Holdings, Inc.
(Exact name of registrant as specified in its charter)

UTAH	0-16240	95-4099866
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9665 Wilshire Blvd., Suite 300; Beverly Hills, California (Address of principal executive offices)		90212 (Zip Code)

Registrant’s telephone number, including area code		(310) 777-8888

Item 4.   Changes in Registrant’S Certifying Accountant.

(a) Termination of Previous Independent Accountants

(i) On June 27, 2002 the Board of Directors of JB Oxford Holdings, Inc. (“the Company”), terminated Arthur Andersen LLP as its independent public accountants, upon recommendation by its Audit Committee.

(ii) The reports of Arthur Andersen LLP on the Company’s financial statements as of and for the years ending December 31, 2001 and 2000, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) During the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period from January 1, 2002 through June 27, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(iv) The Company has requested Arthur Andersen LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 27, 2002, is filed as Exhibit 16 to this Form 8-K.

(b) Engagement of New Independent Accountants

(i) On June 27, 2002, the Company’s Board of Directors, upon recommendation by its Audit Committee, approved the engagement of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2002. A proposal that the appointment of Ernst & Young LLP be ratified will be submitted to the Company’s shareholders at its Annual Meeting of Shareholders to be held later in 2002, the date of which has not been determined. Prior to the termination of Arthur Andersen LLP, the Company did not consult with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statement; or (iii) a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

Item 7. Financial Statements and Exhibits

     (c)      Exhibits

     16      Letter of Arthur Andersen LLP dated June 27, 2002

     Pursuant to the requirements of the Securities Exchange Act of 1934, JB Oxford Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JB Oxford Holdings, Inc.

/s/ Michael J. Chiodo

Michael J. Chiodo
Chief Financial Officer and
Chief Accounting Officer

June 28, 2002

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